Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No.33-161157 on Form N-1A of our report dated March 11, 2004 relating to the financial statements of WesMark Funds (comprised of the following funds: WesMark Small Company Growth Fund, WesMark Growth Fund, WesMark Balanced Fund, WesMark Bond Fund, WesMark West Virginia Municipal Bond
Fund) for the year ended January 31, 2004, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.



Deloitte & Touche LLP

Boston, Massachusetts,
March 22, 2004